UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2003

FIRST CHESAPEAKE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-21912	54-1624428
(State of Incorporation)	Commission File Number)	RS Employer Identification No.)

999 Yamato Road, Suite 100, Boca Raton, Florida	33431
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 862-0134

FIRST CHESAPEAKE FINANCIAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 5.    Other Events and Required FD Disclosure

On November 6, 2003, First Chesapeake Financial Corporation, a Virginia corporation, (“First Chesapeake”) issued a press release announcing that it had entered into an agreement with Royal Bank of Pennsylvania (“Royal Bank”) to extend the maturity of First Chesapeake’s loan from Royal Bank until December 31, 2003. In addition, All American Companies, Inc., a Florida corporation (“All American”), First Chesapeake’s controlling shareholder, has notified First Chesapeake that it has entered into an agreement (the “Extension Agreement”) with all of the parties to an escrow agreement entered into in connection with All American’s acquisition of a controlling interest in First Chesapeake. The Extension Agreement extends, until December 31, 2003, the time period for All American to obtain releases of certain guaranties and liens that were granted by certain shareholders of First Chesapeake in favor of Royal Bank. A copy of the press release announcing the foregoing is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

Exhibit 99.1  First Chesapeake Financial Corporation Press Release,

dated November 6, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Chesapeake Financial Corporation

Date: 11/06/03	By:	/s/ Utpal Dutta

Name: Mr. Utpal Dutta Title: Chief Operating Officer

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FIRST CHESAPEAKE FINANCIAL CORPORATION

Current Report on Form 8-K

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by First Chesapeake Financial Corporation on November 6, 2003